Exhibit 4.2


            AMENDMENT TO SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

     THIS AMENDMENT, dated ____________, 2005 (the "Amendment"), to the SECOND AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of March 16, 2004 (the "Second Amended Agreement"), between SPRINT CORPORATION, a Kansas corporation (the "Company"), and UMB Bank, n.a., a national banking association (the "Rights Agent").

                              W I T N E S S E T H:

     WHEREAS, on June 9, 1997 the Board of Directors of the Company adopted a shareholder rights plan governed by the terms of a rights agreement between the Company and the Rights Agent, dated as of that same date (the "Original Agreement");

     WHEREAS, in connection with the recapitalization of the Company's common stock into FON common stock and PCS common stock, the Board of Directors adopted, on June 29, 1998, the Amended and Restated Rights Agreement (the "Amended Agreement"), which amended and restated the Original Agreement;

     WHEREAS, in connection with the conversion of the Company's PCS Common Stock Series 1 and Series 2 into FON Common Stock Series 1 and Series 2, the Board of Directors adopted, on February 28, 2004, the Second Amended Agreement, which was entered into as of March 16, 2004 and which amended and restated the Amended Agreement effective April 23, 2004;

     WHEREAS, the Company entered into an Agreement and Plan of Merger, dated as of December 15, 2004 , by and among the Company, Nextel Communications, Inc., a Delaware corporation ("Nextel"), and S-N Merger Corp., a Delaware corporation wholly owned by the Company (the "Merger Sub"), as amended by a First Amendment to Agreement and Plan of Merger dated as of May 20, 2005 (as amended, the "Merger Agreement"), and pursuant to the Merger Agreement, Nextel will merge into Merger Sub (the "Merger");

     WHEREAS, as a condition precedent to consummation of the Merger, the Board of DirectorIs and the stockholders of the Company shall have approved, and there shall have been duly filed with the Secretary of State of the State of Kansas, the Amended and Restated Articles of Incorporation in the form attached to the proxy statement/prospectus sent to the Company's stockholders in connection with the Merger (the "Amended and Restated Articles of Incorporation") which shall, among other things, change the name of the Company from Sprint Corporation to Sprint Nextel Corporation;

     WHEREAS, pursuant to the Amended and Restated Articles of Incorporation, the Company's FON Common Stock, Series 1 will be redesignated as Series 1 Common Stock, par value $2.00 per share, and the Company's FON Common Stock, Series 2 will be redesignated as Series 2 Common Stock, par value $2.00 per share;

     WHEREAS, the only series or classes of common stock authorized to be issued under the Amended and Restated Articles of Incorporation are (i) Series 1 Common Stock and Series 2 Common Stock, which are two separate series of common stock of the same class, and (ii) Non-Voting Common Stock, par value $0.01 per share ("Non-Voting Common Stock"), a separate class of common stock;

     WHEREAS, pursuant to the Merger Agreement, Nextel Class A Common Stock will be converted into Series 1 Common Stock, together with the associated Rights (as defined in the Second Amended Agreement, as amended by this Amendment), and Nextel Class B Common Stock will be converted into Non- Voting Common Stock, together with the associated Rights (as defined in the Second Amended Agreement, as amended by this Amendment);

     WHEREAS, on June 13, 2005, the Board of Directors of the Company approved this Amendment which will become effective immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree, effective immediately prior to the Effective Time (as defined in the Merger Agreement), as follows:

     1. All references in the Second Amended Agreement or any exhibit thereto to the term "Second Amended and Restated Rights Agreement" shall mean the Second Amended and Restated Rights Agreement, as amended by this Amendment.

     2. All references in the Second Amended Agreement or any exhibit thereto to the term "Agreement" shall mean the Second Amended and Restated Rights Agreement, as amended by this Amendment.

     3. All references to Sprint Corporation in the Second Amended Agreement and all exhibits thereto shall be replaced with the new corporate name, Sprint Nextel Corporation.

     4. Section 1(a) of the Second Amended Agreement is hereby deleted in its entirety and replaced with the following Section 1(a):

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of the Voting Securities of the Company then outstanding representing 15% or more of the Voting Power of the Company other than as a result of a Qualifying Offer, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; and (v) any Person that inadvertently has become the Beneficial Owner of Voting Securities of the Company then outstanding representing 15% or more of the Voting Power of the Company and within ten Business Days after the date upon which the Company first becomes aware of the occurrence of such an event, the Board of Directors in its sole discretion (1) approves the beneficial ownership interest then held by such Person, or (2) provides such Person a thirty day period to divest a sufficient number of Voting Securities so as to decrease the beneficial ownership of such Person to less than 15% of the Voting Power of the Voting Securities then outstanding and such Person has so divested at the end of any such thirty day period. Notwithstanding the preceding sentence:

               (x) in order to effectuate Section 6.23 of the Restructuring and Merger Agreement:

                    (1) a holder of Series 2 Common Stock shall not be deemed to
               Beneficially Own the shares of Series 1 Common Stock issuable upon conversion thereof prior to the time of such conversion (including for purposes of calculating the Voting Power of the shares held by such holder); and

                    (2) the Beneficial Ownership by a Cable Parent or its
               Affiliates of the shares of Common Stock of the Company acquired by such Cable Parent or its Affiliates pursuant to the Restructuring and Merger Agreement (including Article 4, Section
               6.8 and Section 7.10 of the Restructuring and Merger Agreement and including any other shares of Common Stock of the Company acquired upon conversion on reclassification thereof, or upon payment of any dividend or other distribution thereon), or acquired upon the conversion of any such shares, shall not in and of itself constitute Beneficial Ownership of shares sufficient so as to result in such Cable Parent or its Affiliates being an Acquiring Person;

               (y) no Person shall become an Acquiring Person solely as a result of a reduction in the number of shares of Voting Securities outstanding due to the repurchase of such securities by the Company, unless and until such Person shall purchase or otherwise become the Beneficial Owner of additional Voting Securities constituting 0.5% or more of the Voting Power represented by such securities then outstanding other than pursuant to a Qualifying Offer.

          The phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

     5. Section 1(k) of the Second Amended Agreement is hereby deleted in its entirety and replaced with the following Section 1(k):

          (k) "Common Stock" (i) when used with reference to the Company, shall mean Series 1 Common Stock, and/or Series 2 Common Stock, and/or Non-Voting Common Stock, in each case as the context requires; and (ii) when used with reference to any Person other than the Company, shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such person.

     6. The text of Section 1(u) of the Second Amended Agreement is hereby deleted in its entirety and such section is reserved for future use by replacing such deleted text with the following text:

          (u) [RESERVED]

     7. Section 1(rr) of the Second Amended Agreement is hereby deleted in its entirety and replaced with the following Section 1(rr):

          (rr) "Voting Securities" shall mean Series 1 Common Stock, Series 2 Common Stock, and any other securities of the Company the holders of which are ordinarily, in the absence of contingencies, entitled to Vote, even though the right to such Vote has been suspended by the happening of such a contingency.

     8. The following sections are hereby amended by adding the words "or class" immediately following the word "series" whenever the words "series of Common Stock" appear: Sections 3(a); 9(a); 11(a)(ii); 11(a)(iii); 11(d)(i); 11(d)(ii);
11(e); 11(k); 11(p); 12; 13(d); 14(c); 23(a); 24(c); and 24(d); provided, however, that no such amendment shall be made to the phrase "series of Common Stock Equivalents" in Section 11(k).

     9. The last sentence of Section 11(a)(iii) of the Second Amended Agreement is hereby deleted in its entirety and replaced with the following sentence:

          For purposes of this Section 11(a)(iii), the Current Value of each Adjustment Share of the applicable series or class shall be the Current Market Price per share of the Common Stock of such series or class on the
     Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent to such Common Stock shall be deemed to equal the Current Market Price per share of such Common Stock on such date.

     10. Sections 11(d)(i) and 11(d)(ii) are hereby amended by removing the word "second" immediately preceding the word "proviso" whenever the words "second proviso" appear.

     11. Sections 24(a) and 24(b) are hereby amended by adding the words "or class" immediately following the word "series" whenever the words "same series" appear.

     12. Exhibit A to the Second Amended Agreement shall be deemed to be amended by incorporating by reference therein the terms of the Preferred Stock - Sixth Series contained in Section 10.6 of Article SIXTH of the Amended and Restated Articles of Incorporation effective as of the date such Amended and Restated Articles of Incorporation become effective.

     13. Exhibit B to the Second Amended Agreement is hereby deleted in its entirety and replaced with the Exhibit B attached hereto.

     14. Section 26 of the Second Amended Agreement is hereby deleted in its entirety and replaced with the following Section 26:

          Section 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent via facsimile (with confirmation), mailed by registered or certified mail, postage prepaid, return receipt requested, or delivered by an express courier (with confirmation), addressed (until another address is filed in writing with the Rights Agent) as follows:

          Sprint Nextel Corporation
          2001 Edmund Halley Drive
          Reston, Virginia  20191
          Attention:  General Counsel
          Facsimile:  (703) 433-4846

     Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent via facsimile (with confirmation), mailed by registered or certified mail, postage prepaid, return receipt requested, or delivered by an express courier (with confirmation), addressed (until another address is filed in writing with the Company) as follows:

          UMB Bank, n.a.
          P.O. Box 410064
          Kansas City, Missouri 64141-0064
          Attention:  Corporate Trust Department
          Facsimile:  (816) 860-3970

     Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if before the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent (or, if prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock of the Company).

     15. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     16. Except as otherwise herein expressly provided, all provisions, definitions, terms and conditions of the Second Amended Agreement are hereby ratified and confirmed and the Second Amended Agreement, as amended by this Amendment, shall be read, taken and construed as one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                               SPRINT CORPORATION


                              By:___________________________
                                 Name:
                                 Title:
ATTEST:

By:___________________________
   Name:
   Title:

                              UMB BANK, N.A.


                              By:____________________________
                                 Name:
                                 Title:
ATTEST:

By:___________________________
   Name:
   Title:

                                                                  EXHIBIT B

                     [Form of Rights Certificate]

Certificate No. ______________________          Rights _______________________


NOT EXERCISABLE AFTER JUNE 25, 2007 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR AN AFFILIATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR ASSOCIATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OF AN ACQUIRING PERSON AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE
BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME, OR MAY ALREADY HAVE BECOME, NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] *

                       Rights Certificate

                    SPRINT NEXTEL CORPORATION

     This   certifies   that   ____________________________,   or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Second Amended and Restated Rights Agreement, dated as of March 16, 2004 (the "Rights Agreement), between Sprint Nextel Corporation, a Kansas corporation (the "Company"), and UMB Bank, n.a., a banking corporation (the "Rights Agent"), as amended, to purchase from the Company at any time before 5:00 P.M. (New York City time) on June 25, 2007 (the "Final Expiration Date") at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Preferred Stock - Sixth Series, Junior Participating, without par value (the "Preferred Stock") of the Company, at a purchase price of $______ per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price may be paid in cash or by certified bank check or bank draft payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of __________, 2005, based on the Preferred Stock as constituted at such date. The Company reserves the right to require before the occurrence of a Triggering Event (as such term is defined


________________________________
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     Upon the occurrence of a Section 11(a) (ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person or of any such Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the principal office of the Rights Agent and are also available upon written request to the Company.

     This Rights Certificate, with or without other Rights Certificates, upon presentation and surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon presentation and surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time before the earlier of the close of business on (i) the tenth business day following a Stock Acquisition Date and (ii) the Final Expiration Date. In addition, subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be exchanged by the Company at its option for two shares of the applicable series or class (which the holder would have been entitled to receive upon the exercise thereof) of Common Stock (as such term is defined in the Rights Agreement) of the Company (subject to adjustment for any stock split, stock dividend or similar transaction) following the time that a Person becomes an Acquiring

Person and before the time an Acquiring Person, together with the Affiliates and Associates of the Acquiring Person, own 50% or more of the Voting Power (as such term is defined in the Rights Agreement) of the Company.

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the
Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ______________________. ______________


                                 SPRINT NEXTEL CORPORATION

                                 By: _________________________________
                                     Name:
ATTEST:                              Title:

___________________________
Secretary

Countersigned:

UMB BANK, N.A.

By: _______________________
    Authorized Signature

           [Form of Reverse Side of Rights Certificate]

                       FORM OF ASSIGNMENT

         (To be executed by the registered holder if such
           holder desires to transfer any or all of the
          Rights represented by this Rights Certificate.)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________
            (Please print name, address and social security or other
                        identifying number of transferee)

________________________ (_______)  of  the  Rights represented  by  this
Rights Certificate, together with all right, title and interest in and to said Rights, and does hereby irrevocably constitute and appoint
____________________________ Attorney, to transfer the Rights on the books of Sprint Nextel Corporation, with full power of substitution.


Dated:  ____________________________, ___________


                                 _________________________________________
                                 Signature


Signature Guaranteed:

                           CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ______________________, ________


                                 ______________________________________
                                 Signature


Signature Guaranteed:

                             NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a Medallion Signature Guarantee.

                   FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise any or all of the Rights represented by this Rights
Certificate.)

To:  SPRINT NEXTEL CORPORATION:

     The undersigned hereby irrevocably elects to exercise ________________ (_______) Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or taxpayer identification number _______________________


______________________________________________________________________________
                     (Please print name and address)


______________________________________________________________________________


     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or taxpayer identification number _______________________



______________________________________________________________________________
                 (Please print name and address)


______________________________________________________________________________


Dated:  ______________________, ________


                                 ________________________________________
                                 Signature


Signature Guaranteed:

                              CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  _______________________, __________



                                 ____________________________________
                                 Signature


Signature Guaranteed:

                             NOTICE

     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a Medallion Signature Guarantee.